UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022 (August 2, 2022)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 2, 2022, 1847 Holdings LLC (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craft Capital Management LLC and R.F. Lafferty & Co. Inc., as representatives (the “Representatives”) of the underwriters named on Schedule 1 thereto (the “Underwriters”), relating to the Company’s public offering of common shares (the “Offering”). Pursuant to the Underwriting Agreement, the Company agreed to sell 1,428,572 common shares to the Underwriters, at a purchase price per share of $3.948 (the offering price to the public of $4.20 per share minus the Underwriters’ discount), and also agreed to grant to the Underwriters a 45-day option to purchase up to 214,286 additional common shares, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts, pursuant to the Company’s registration statement on Form S-1 (File No. 333-259011) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

On August 5, 2022, the closing of the Offering was completed and the Company sold 1,428,572 common shares for total gross proceeds of $6 million. After deducting the underwriting commission and expenses, the Company received net proceeds of approximately $5.2 million. The Company intends to use the net proceeds for the payment of certain accrued liabilities and for general corporate purposes, capital expenditures and working capital.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing summary of the terms and conditions of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 1.1, which is incorporated herein by reference.

Representatives’ Warrants

On August 5, 2022, pursuant to the Underwriting Agreement, the Company issued a common share purchase warrant to each Representative for the purchase of 35,715 common shares at an exercise price of $5.25, subject to adjustments (the “Warrants”). The Warrants will be exercisable at any time and from time to time, in whole or in part, during the period commencing on February 5, 2023 and ending on August 2, 2027 and may be exercised on a cashless basis under certain circumstances. The Warrants provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for share dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganization, mergers and similar events). The Warrants and the common shares underlying the Warrants were registered as a part of the Registration Statement.

The foregoing summary of the terms and conditions of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants attached hereto as Exhibits 4.1 and 4.2, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on July 26, 2022, the Company and its subsidiary 1847 Cabinet Inc. (“1847 Cabinet”) entered into a conversion agreement with Steven J. Parkey and Jose D. Garcia-Rendon, pursuant to which they agreed to convert an aggregate of $3,360,000 of 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345 issued by 1847 Cabinet to them on October 8, 2021 into a number of common shares of the Company equal to such conversion amount divided by the price per share of the Company’s common shares sold in the Offering. On August 2, 2022, the Company issued an aggregate of 800,000 common shares upon conversion of these notes.

As previously disclosed, on July 26, 2022, the Company and 1847 Cabinet entered into a conversion agreement with Stephen Mallatt, Jr. and Rita Mallatt, pursuant to which they agreed to convert $797,221 of an 8% vesting promissory note in the principal amount of up to $1,260,000 issued by 1847 Cabinet to them on September 30, 2020 into a number of common shares of the Company equal to such conversion amount divided by the price per share of the Company’s common shares sold in the Offering. On August 2, 2022, the Company issued 189,815 common shares upon conversion of this note.

As previously disclosed, on July 26, 2022, the Company also entered into a conversion agreement with Bevilacqua PLLC, the Company’s outside securities counsel, pursuant to which it agreed to convert $1,197,280 of the accounts payable owed to it into a number of common shares of the Company equal to such conversion amount divided by the price per share of the Company’s common shares sold in the Offering. On August 2, 2022, the Company issued 285,067 common shares to Bevilacqua PLLC.

The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 2, 2022, the board of directors of the Company increased the size of the board from three to seven members and appointed Clark R. Crosnoe, Tracy S. Harris, Glyn C. Milburn and Lawrence X. Taylor to the board of directors to fill the vacancies created by such increase. The Board determined that each newly appointed director is independent within the meaning of the rules of NYSE American. Below is certain biographical information regarding the newly appointed directors.

Clark R. Crosnoe. In 2009, Mr. Crosnoe founded CRC Capital LLC, a registered investment advisor and manager of the CRC Investment Fund LP, a private investment partnership focused on publicly-traded equity securities. As managing member of CRC Capital LLC, Mr. Crosnoe is responsible for strategy, oversight and the day-to-day investment decisions of the fund. The portfolio typically includes investments in the consumer, financial, healthcare, industrial and energy sectors. In 1999, Mr. Crosnoe was a founding employee of Parallel Investment Partners where he was named partner in 2003. As a partner, he was responsible for sourcing, evaluating, structuring, executing and monitoring investments, and also dedicated a substantial portion of his time to marketing activities for the firm. Mr. Crosnoe began his career in investment banking at Wasserstein Perella & Co. and also gained valuable experience at multi-billion dollar hedge fund HBK Investments. Mr. Crosnoe also serves on the board of directors of 1847 Goedeker Inc. Mr. Crosnoe holds undergraduate degrees from the University of Texas at Austin and earned an MBA from Harvard Business School in 1996. The Company believes that Mr. Crosnoe is qualified to serve on the board due to his approximately 24 years of private and public investment and advisory experience.

Tracy S. Harris. Ms. Harris is an accomplished executive, board member, and advisor with over 20 years of broad operational and finance experience. Since July 2021, Ms. Harris has served as Executive Vice President, Chief Financial Officer and Treasurer of MIB Group, LLC, a membership corporation owned by insurance companies in the US and Canada. Prior to that, she was the Chief Financial Officer for UMGC\Ventures, the venture fund that invests in education technology companies for the University of Maryland Global Campus, from December 2019 to May 2021, and the Chief Financial Officer and Chief Business Officer of Bullis LLC, an independent college preparatory K-12 day school, from July 2015 to November 2019. She previously worked on the financial turnarounds of Philadelphia and the District of Columbia as a municipal finance expert. She also worked in the heavily regulated financial services industries for over ten years in banking and insurance. Since April 2019, she has served as chair of the audit and compliance committee and on the investment and benefits committees of the District of Columbia Retirement Board, where she evaluates private equity, real estate, alternative assets and international investments for the $11 billion pension fund and monitors state and regulatory compliance, as well as portfolio performance and asset allocation. Since October 2020, she has served as a board member of CareFirst Blue Cross Blue Shield, and its subsidiary companies, where serves on the finance, audit and governance committees. Previously, she served on the boards and committees (finance, investment and audit) of multiple companies. Ms. Harris is a Governance Fellow with the National Association of Corporate Directors, or NACD, since 2015 and was the first recipient of the Washington Business Journal’s Financial Excellence Award in 2007. After earning an MPA from the University of Pennsylvania, Ms. Harris completed the General Management Program at Harvard Business School. She received an MBA from St. Louis University and a BS in Marketing from Fontbonne University. The Company believes that Ms. Harris is qualified to serve on the board due to her extensive finance and governance experience.

Glyn C. Milburn.  Since February 2016, Mr. Milburn has served as a Partner at Jimmy Blackman & Associates, a full-service Government and Public Affairs firm, where he is responsible for business strategy, client management, communications and campaign management for a client portfolio comprised of large public safety labor unions, banking/finance companies, and hotel operators across the State of California. From April 2013 to January 2016, Mr. Milburn served as a Special Assistant in the City of Los Angeles where he held two positions in the City of Los Angeles, one in the Office of Los Angeles Mayor Eric Garcetti’s Office of Economic Development and another in the Office of Los Angeles Councilman Dennis Zine.  From August 2012 to March 2013, Mr. Milburn co-Founded Provident Investment Advisors LLC, a special investment vehicle for energy, technology and healthcare ventures, where he served as Managing Member.  Mr. Milburn also serves on the board of directors of 1847 Goedeker Inc. Mr. Milburn holds a B.A. degree in Public Policy from Stanford University.  The Company believes that Mr. Milburn is qualified to serve on the board of directors due to his valuable background in policy development, regulatory and strategic planning experience.

Lawrence X. Taylor. As a C-level executive, advisor, and board member with more than 30 years of business experience, he has guided organizations through complex restructurings, acquisitions, corporate development activities and capital transactions totaling over $20 billion. His experience spans start-ups to private companies to publicly traded companies and includes diverse companies across multiple industries including casino gaming, hospitality, manufacturing, aviation, real estate, retail, and healthcare. Since 2004, Mr. Taylor has served as President of Taylor Strategy Group, a business consulting practice he owns and operates. From 2004 to 2013, Mr. Taylor was a Partner and Managing Director with Odyssey Capital Group, a Phoenix based business. Since 2021, he has served on the board of Item 9 Labs, a public company, where he serves as the lead independent director and on the audit committee (as chair), compensation committee (as chair) and nominating and governance committee. Since 2021, he has also served on the board and finance committee of Two Second Media. From 2018 to present, Mr. Taylor has served on the board of Barrie House Coffee, and from 2014 to present, he has served on the board of CLP Holdings III, LLC. At Barrie House Coffee, he chairs the M&A committee and serves on the strategic planning committee. Previously, he served on the boards and committees (M&A, strategic planning, restructuring, finance and compensation) of multiple companies. Mr. Taylor is an NACD Board Leadership Fellow. Additionally, he was recognized as a “Director to Watch 2020” by the Private Company Director Magazine. Mr. Taylor holds a Bachelor of Science degree in Finance from Louisiana Tech University. The Company believes that Mr. Taylor is qualified to serve on the board due to his deep financial expertise, strategy, and governance experience.

Each newly appointed director was appointed until his or her successor is duly elected and qualified. There are no arrangements or understandings between any newly appointed director and any other person pursuant to which he or she was selected as a director. There has been no transaction, nor is there any currently proposed transaction, between any newly appointed director and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an independent director agreement with each newly appointed director, which became effective on August 2, 2022 (the “Director Agreement”), pursuant to which each director is entitled to an annual fee of $35,000 per year for his or her services as a director. In addition, each director shall receive an annual grant of $35,000 of restricted shares, restricted share units and/or share options, subject to approval of the compensation committee of the board. The Company also agreed to reimburse each director for pre-approved reasonable business expenses incurred in good faith in connection with the performance of his or her duties for the Company. Such compensation shall be subject to adjustment from time to time by the board.

The Company has also entered into an indemnification agreement with each newly appointed director, which became effective on August 2, 2022 (the “Indemnification Agreement”), pursuant to which the Company agreed to indemnify each director to the fullest extent permitted by law and agreed to advance all expenses incurred by or on behalf of the director in connection with any proceeding within thirty (30) days after the receipt by the Company of a statement requesting such advance, whether prior to or after final disposition of such proceeding.

The foregoing summary of the terms and conditions of the Director Agreement and Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Director Agreement and the Indemnification Agreement attached hereto as Exhibits 10.5 and 10.6, respectively, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated August 2, 2022, among 1847 Holdings LLC, Craft Capital Management LLC and R.F. Lafferty & Co. Inc.
4.1	Common Share Purchase Warrant issued to Craft Capital Management LLC on August 5, 2022
4.2	Common Share Purchase Warrant issued to R.F. Lafferty & Co. Inc. on August 5, 2022
10.1	Conversion Agreement, dated July 26, 2022, among 1847 Holdings LLC, 1847 Cabinet Inc. and Steven J. Parkey (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on July 27, 2022)
10.2	Conversion Agreement, dated July 26, 2022, among 1847 Holdings LLC, 1847 Cabinet Inc. and Jose D. Garcia-Rendon (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on July 27, 2022)
10.3	Conversion Agreement, dated July 26, 2022, among 1847 Holdings LLC, 1847 Cabinet Inc., Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 27, 2022)
10.4	Conversion Agreement, dated July 26, 2022, between 1847 Holdings LLC and Bevilacqua PLLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on July 27, 2022)
10.5	Form of Independent Director Agreement between 1847 Holdings LLC and each independent director (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)
10.6	Form of Indemnification Agreement between 1847 Holdings LLC and each independent director (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 31, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2022	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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